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                                                                     EXHIBIT 5.1


                      [MORRISON & FOERSTER LLP LETTERHEAD]

                               September 17, 2001



Boyd Gaming Corporation
2950 Industrial Road
Las Vegas, Nevada 89109


     Re: $200,000,000 9 1/4% Senior Notes Due 2009; Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel for Boyd Gaming Corporation, a Nevada corporation (the "Company"), and certain of its subsidiaries, Blue Chip Casino, LLC, an Indiana limited liability company, Boyd Atlantic City, Inc., a New Jersey corporation, Boyd Indiana, Inc., an Indiana corporation, Boyd Kenner, Inc., a Louisiana corporation, Boyd Louisiana L.L.C., a Nevada limited liability company, Boyd Tunica, Inc., a Mississippi corporation, California Hotel and Casino, a Nevada corporation, California Hotel Finance Corporation, a Nevada corporation, Eldorado, Inc., a Nevada corporation, Mare-Bear, Inc., a Nevada corporation, M.S.W., Inc., a Nevada corporation, Par-A-Dice Gaming Corporation, an Illinois corporation, Sam-Will, Inc., a Nevada corporation, and Treasure Chest Casino, L.L.C., a Louisiana limited liability company (collectively, the "Guarantors"), in connection with a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of up to an aggregate of $200,000,000 principal amount of 9 1/4% Senior Notes Due 2009 (the "Exchange Notes") by the Company, and the registration of guarantees of the Exchange Notes (the "Guarantees") issued by the Guarantors, in connection with the exchange offer (the "Exchange Offer") of $200,000,000 in previously issued 9 1/4% Senior Notes Due 2009 (the "Old Notes") for the Exchange Notes. The Exchange Notes will be issued pursuant to the terms and conditions of, and in the forms set forth in, an indenture (the "Indenture") by and among the Company, the Guarantors named therein and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), the form of which is filed as an exhibit to the Registration Statement. The Exchange Notes, the Guarantees and the Indenture are collectively referred to hereinafter as the "Documents."

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Boyd Gaming Corporation
September 17, 2001
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     In connection with this opinion, we have examined originals or copies of the Documents. In addition, we have examined such records, documents, certificates of public officials and of the Company, made such inquiries of officials of the Company, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

     In connection with this opinion, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies. We have also assumed that each party to the Documents, other than the Company and the Guarantors, has the power and authority to execute and deliver, and to perform and observe the provisions of, the Documents, and has duly authorized, executed and delivered the Documents, that the indenture constitutes the legal, valid and binding obligations of the Trustee, and that the Indenture has been duly authenticated by the Trustee and will be duly qualified under the Trust Indenture Act of 1939, as amended. We have also assumed compliance with all applicable state securities and "Blue Sky" laws.

     The opinions hereinafter expressed are subject to the following qualifications and exceptions:

     (i) The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

     (ii) Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Documents; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenants of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

     (iii) We express no opinion as to the effect on the opinions expressed herein of (a) the compliance or non-compliance of any party to the Documents (other than the Company and the Guarantors) with any laws or regulations applicable to it, or (b) the legal or regulatory status or the nature of the business of any such party (other than the Company or the Guarantors);

     (iv) The effect of judicial decisions which may permit the introduction of extrinsic evidence to supplement the terms of the Documents or to aid in the interpretation of the Documents;

     (v) We express no opinion as to the enforceability of provisions of the Documents imposing, or which are construed as effectively imposing, penalties or forfeitures;

     (vi) the enforceability of provisions of the Documents that purport to establish evidentiary standards or make determinations conclusive;

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Boyd Gaming Corporation
September 17, 2001
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     (vii) The enforceability of any indemnification or contribution provisions in the Documents which may be limited or prohibited by federal or state securities laws or by public policy;

     (viii) We express no opinion as to the enforceability of the waiver of stay or extension laws contained in Section 4.05 of the Indenture; and

     (ix) We express no opinion as to the enforceability of any choice of law provisions contained in the Documents or the enforceability of any provisions which purport to establish a particular court as the forum for adjudication of any controversy relating to the Documents or which purport to cause any party to waive or alter any right to a trial by jury or which waive objection to jurisdiction.

     Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

     Based upon and subject to the limitations and qualifications set forth herein, we are of the opinion that:

     1. The Exchange Notes, when executed and authenticated in accordance with the provisions of the Indenture and upon valid tender of the Old Notes to The Bank of New York, as exchange agent for the Exchange Offer, and issuance of the Exchange Notes in exchange for such tendered Old Notes in accordance with the terms of the Registration Statement and the Indenture, will be legally issued and binding obligations of the Company.

     2. The Guarantees endorsed upon the Exchange Notes, when the Exchange Notes are executed and authenticated in accordance with the provisions of the Indenture and upon valid tender of the Old Notes to The Bank of New York, as exchange agent for the Exchange Offer, and issuance of the Exchange Notes in exchange for such tendered Old Notes in accordance with the terms of the Registration Statement and the Indenture, will be legally issued and binding obligations of the Guarantors.

     We express no opinion as to matters governed by laws of any jurisdiction other than the following as in effect on the date hereof: the substantive laws of the State of New York (including its applicable choice of law rules); Nevada law (in sole reliance of the opinion of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP ("McDonald")); Mississippi law (in sole reliance on the opinion of Watkins Ludlam Winter & Stennis, P.A. ("Watkins")); Indiana law (in sole reliance on the opinion of Ice Miller ("Ice")); Louisiana law (in sole reliance on the opinion of McGlinchey, Stafford & Lang ("McGlinchey")); Illinois law (in sole reliance on the opinion of More Law Group, P.C. ("More")); New Jersey law (in sole reliance on the opinion of Cooper Perskie April Niedelman Wagenheim & Levenson ("Cooper")); and the federal laws (other than laws related to gaming) of the United States of

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Boyd Gaming Corporation
September 17, 2001
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America. Insofar as the foregoing opinions relate to the matters of state or federal laws covered by such opinions, our opinions are subject to all of the exceptions, limitations and qualifications set forth in those opinions. With respect to matters involving state and federal gaming laws that are covered by the opinions of McDonald, Watkins, Ice, McGlinchey, More and Cooper referred to above, we are relying solely on those opinions as they relate to the opinions expressed herein and we express no other opinions concerning such laws.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and any amendments thereto and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.


                                                     Very truly yours,


                                                     /s/ Morrison & Foerster LLP